AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 1, 2002, between STANLEY BLACKER, INC., a Pennsylvania corporation ("Seller"), and SYMS CORP, a New Jersey corporation ("Buyer").


                                    RECITALS:

     WHEREAS, Seller is an apparel and accessories designer company whose business is the licensing of its copyrights and trademarks to manufacturers for receipt of royalty payments in exchange therefor (the "Seller Business");

     WHEREAS, Seller desires to transfer all of its assets to Buyer, and Buyer desires to purchase such assets;

     WHEREAS, to effect such transfer, the parties desire that Seller will transfer and assign all of its assets and certain of its liabilities comprising the Seller Business, including certain license agreements, to Buyer in exchange for consideration specified herein; and

     WHEREAS, the parties to this Agreement intend that the transactions hereunder will qualify as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, Seller and Buyer hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

     "Accounts Receivable" means all accounts and notes receivable of Seller existing on the Closing Date.

     "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitrator.

     "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Assumed Contracts" has the meaning specified in Section 2.1(a).

     "Assumed Liabilities" has the meaning specified in Section 2.3.

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     "Balance Sheet Date" has the meaning specified in Section 3.6.

     "Blumenkranz Infringement" has the meaning specified in Section 2.1(e).

     "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the State of New York.

     "Closing" has the meaning specified in Section 2.6.

     "Closing Date" has the meaning specified in Section 2.6.

     "Code" has the meaning specified in the preamble of this Agreement.

     "Disclosure Schedules" means the Disclosure Schedules delivered to Buyer by Seller pursuant to this Agreement.

     "Employee Benefit Plan" means any "plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use or other encumbrance of any kind.

     "Environmental Law" means any Law relating to pollution, natural resources or protection of the environment.

     "Excluded Assets" has the meaning specified in Section 2.2.

     "Excluded Liabilities" has the meaning specified in Section 2.4.

     "Fleet Debt" has the meaning specified in Section 2.5.

     "Governmental Authority" means any United States federal, state or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

     "Hazardous Materials" means any chemical, substance or waste regulated or identified as toxic or hazardous under any Environmental Law or petroleum, including crude oil or any fraction, or natural gas, including liquids and synthetic gas usable for fuel.

     "Intellectual Property" means all of the following that are owned or used in the operations of the Seller Business or relate to the Seller Assets: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying the Seller Business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, including without limitation, the trade name "Stanley Blacker"; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development


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documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-art, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights (registered or unregistered) in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (v) Internet web sites, domain names and registrations or applications for registration thereof; (vi) licenses, immunities, covenants not to sue and the like relating to any of the foregoing;
(vii) books and records describing or used in connection with any of the foregoing; and (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

     "Law" means any United States federal, state, local statute, law, ordinance, regulation, rule, code, order or rule of common law.

     "Licenses" has the meaning set forth in Section 3.11 and shall include those Licenses set forth on Schedule 3.11.

     "Material Adverse Effect" means any change, circumstance, or effect that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Seller or the Seller Business as it is currently being conducted; provided, however, that any adverse change, circumstance or effect that is primarily caused by conditions affecting the United States economy as a whole shall not be taken into account when determining if such change, circumstance, or effect is a Material Adverse Effect.

     "Note" has the meaning specified in Section 2.5.

     "Permitted Encumbrances" means such of the following as to which no notice has been received or enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) liens for taxes, assessments and governmental charges or levies not yet due and payable or the validity of which is being contested in good faith; (ii) Encumbrances that arise by operation of law, such as materialmen's, mechanics', workmen's, repairmen's, warehousemen's and carrier's liens and other similar liens arising in the ordinary course of the Seller Business; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (iv) the Encumbrances listed on Schedule 1.1; (v) with respect to the Assumed Contracts, restrictions imposed under the terms thereof; and (vi) Encumbrances which, individually or in the aggregate, do not detract from the value of the property subject thereto in any material respect and do not impair the operations of the Seller Business or materially adversely affect the Seller Assets.

     "Person" means any individual, partnership, firm, corporation, association, trust, limited liability company, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Securities Act" means the Securities Act of 1933, as amended.


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     "Seller Assets" has the meaning specified in Section 2.1.

     "Seller Business" has the meaning specified in the preamble of this Agreement.

     "Seller Software" means all software currently used in connection with the Seller Business, including: (i) the object code, or machine-readable form, of such software; (ii) the password unprotected interpretive code or source code, or human readable form, of such software, including, but not limited to, all source files, uncompiled code, graphics, audio source files, instructions, control logic, flow charts, internal documentation, designs, drawings, prints, technical data and such other documentation as is necessary to recreate, modify or enhance the software or any portion thereof; (iii) all materials provided in connection with such software, including but not limited to, all diskettes, tapes and print informational or instructional materials relating to such software; and (iv) all copies of any of the foregoing in the possession or control of Seller.

     "Shares" has the meaning specified in Section 2.5.

     "Tax" or "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

     "Tax Return" means all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any amendments thereto.

     Section 1.2. Other Definitional Provisions. Unless the context requires otherwise, references to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Schedules annexed hereto. Any of the terms defined in this
Article I may, unless the context requires otherwise, be used in the singular or the plural depending on the reference. Wherever used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate in the context. With respect to any matter or thing, "including" or "includes" means including but not limited to such matter or thing.


                                  ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

     Section 2.1. Transfer of Assets to Buyer. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall transfer, convey, assign and deliver to Buyer, and Buyer shall accept from Seller, free and clear of any Encumbrances, other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of the assets of Seller, tangible or intangible, related to and used in the Seller Business, as they exist as of the Closing Date,


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together with all accrued benefits and rights pertaining thereto, including all of the following assets (collectively, the "Seller Assets"):

          (a) all furniture, office and computer equipment and other tangible personal property in each case used in the operation of the Seller Business (other than those items disposed of in the ordinary course of business since the Balance Sheet Date);

          (b) all of Seller's interest in and to all of the contracts related to the Seller Business (the "Assumed Contracts"), a complete list of such Assumed Contracts being set forth on Schedule 2.1(b);

          (c) all Accounts Receivable, deposits made under the Assumed Contracts, prepaid expenses and other receivables arising out of the Seller Business and outstanding as of the Closing Date;

          (d) all Intellectual Property of the Seller;

          (e) all claims, demands, causes of action, judgments and decrees in favor of Seller, including any and all claims and causes of action with respect to the domain name (stanleyblacker.com) registered in the name of Adam Blumenkranz with register.com (the "Blumenkranz Infringement");

          (f) all books of account, financial, business and operational records relating to the Seller Business, including customer and supplier lists, accounts and records, forms and office supplies, advertising and promotional literature, price lists, records of employees of Seller, and manuals in each case relating to the Seller Business;

          (g) the right to receive and retain mail, accounts receivable payments and other communications relating to the Seller Business;

          (h) the right to bill and receive payment for services performed by the Seller but unbilled or unpaid as of the Closing;

          (i) to the extent transferable, all telephone numbers (e.g., toll free numbers), fax numbers, Internet addresses and similar numbers or addresses related to the Seller Business; and

          (j) all other assets, properties, and rights of every kind used in the Seller Business, on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

     Section 2.2. Excluded Assets. Notwithstanding any other provision of this Agreement, the term "Seller Assets" shall not include, and Buyer shall not acquire hereunder (a) any cash (other than deposits made under the Assumed Contracts), cash equivalents, prepaid taxes, securities, certificates of deposit and other investments, (b) any corporate, stock and organizational books or records of Seller, (c) any claim or cause of action with respect to monies


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owed to Seller by Adam Blumenkranz and (d) any books, records and other documentation relating to any of the Excluded Liabilities (collectively, the "Excluded Assets").

     Section 2.3. Liabilities and Contracts Assumed by Buyer. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume and become responsible to pay, perform and discharge as if the Seller Business had been operated by Buyer from the commencement thereof and had never been owned by Seller, all of the debts, obligations and liabilities arising out of or relating to the Assumed Contracts, whether known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise whether existing on the Closing Date or arising at any time or arising theretofore or thereafter, and (except for pending or, to the knowledge of Seller, threatened Actions, all of which are disclosed on Schedule 3.13) whether or not such debts, obligations and liabilities shall have been disclosed herein or reflected on the books and records of the Seller, including the following debts, obligations, and liabilities of Seller (collectively, the "Assumed Liabilities"):

          (a) all debts, obligations and liabilities with respect to any Assumed Contract; and

          (b) all accounts payable under the Assumed Contracts.

     Upon assumption by Buyer of the Assumed Liabilities, Buyer shall be entitled to all of Seller's rights and benefits thereunder, and Buyer shall relieve Seller of its obligations to perform the same.

     Section 2.4. Retained Liabilities and Obligations. Anything in this Agreement to the contrary notwithstanding, Seller shall be responsible for all of the liabilities and obligations not hereby expressly assumed by Buyer and Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of Seller that are not expressly assumed by Buyer under Section 2.3 hereof (the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include: (A) any liability or obligation under contracts or other agreements to which Seller is a party or by or to which it or any of its assets, properties or rights are bound or subject but which are not Assumed Contracts; (B) any liability or obligation arising out of the employment by Seller or any of its Affiliates of any employees, whether before or after the Closing Date, other than any such employment liability or obligation which relates to the employees of the Seller Business (excluding any such liability relating to the employee benefit plans described in clause (F) below, or any severance obligation in respect of any employee of Seller terminated in connection with the transactions contemplated by this Agreement); (C) any liability or obligation of Seller owing to any stockholder, subsidiary or Affiliate thereof; (D) any liabilities related to (i) Taxes of the Seller, (ii) Taxes attributable to the transfer of the Seller Assets pursuant to this Agreement, (iii) Taxes of any person other than Buyer pursuant to an agreement or otherwise and (iv) any Taxes for which Buyer may be liable under Treas. Reg. ss. 1.1502-6 or similar provisions of state or foreign law; (E) any liability or obligation arising under any Environmental Law attributable to or incurred as a result of any acts, omissions, or conditions first occurring or in existence as of or prior to the Closing Date, including, but not limited to, any liability or obligation with respect to the generation, release, handling, discharge, treatment, storage, disposal, or presence of Hazardous Materials; (F) except


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with respect to any contribution obligations directly related to any Transferred
Employee's period of coverage under or participation in any 401(k) plan, any liability or obligation of Seller or any of its Affiliates under any and all employee benefit arrangements or practices providing retirement benefits, stock options, stock purchase rights or, in connection with the transactions contemplated by this Agreement, severance; (G) any obligations or liabilities in respect of written employment agreements relating to the employment of any employee of Seller (with the exception of contracts for the engagement of independent contractors); (H) any liability, obligation or debt of Seller with respect to any Action (i) listed on Schedule 3.13 or (ii)(a) pending or threatened against the Seller, or any of its Affiliates as of the Closing Date and (b) not listed on Schedule 3.13; and (I) liabilities exclusively arising out of or related to any of the Excluded Assets.

     Section 2.5. Consideration for Seller Assets. In exchange for the transfer by Seller to Buyer of the Seller Assets, Buyer shall pay to Seller consideration consisting of (i) $250,000 in cash (the "Cash Portion"), (ii) 44,138 shares of common stock, par value $.05 per share, of Buyer (the "Shares") and (iii) the taking by Buyer of the Seller Assets subject to a master advance note, dated May 2000, issued by Seller to Summit Bank, predecessor in interest to Fleet National Bank, in the original principal amount of $1,675,000.05 (the "Note" and together with the Cash Portion and the Shares, the "Purchase Price"). The Purchase Price shall be paid at the Closing as follows:

          (a) Buyer shall pay the Cash Portion by wire transfer of immediately available funds to an account designated by Seller;

          (b) Subject to Article IX, Buyer shall deliver to Seller a certificate or certificates representing the Shares issued to Seller; and

          (c) Buyer shall pay the outstanding principal, together with accrued and unpaid interest thereon as of the Closing Date, of the Note (the "Fleet Debt") by wire transfer of immediately available funds to an account designated by the holder thereof.

     Section 2.6. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., New York time, on the date hereof (the "Closing Date") at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.

     Section 2.7. Subsequent Documentation. 1. Seller shall, at any time and from time to time after the Closing Date, upon the reasonable request of Buyer and at the expense of Seller, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, transfers and conveyances as may be required for the better assigning, transferring, granting, conveying and confirming to Buyer or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the Seller Assets.


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          (b) Buyer shall, at any time and from time to time after the Closing
Date, upon the reasonable request of Seller and at the expense of Buyer, do, execute, acknowledge and deliver, or cause to be done, executed acknowledged and delivered, all such further acknowledgements and instruments of assumption as may be required for the better assumption and confirming to Seller or its successors and assigns, or for aiding and assisting in the release of Seller of, any or all of the Assumed Liabilities and the Fleet Debt.


                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     Section 3.1. Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to own its properties and assets and to conduct the Seller Business as it has been previously conducted. Copies of the Certificate or Articles of Incorporation and By-laws (or equivalent documents) of Seller, with all amendments thereto to the date hereof, have been furnished or made available to Buyer or its representatives, and such copies are accurate and complete as of the date hereof.

     Section 3.2. Qualification to Do Business. Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

     Section 3.3. Authorization and Validity of Agreement. Seller has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly authorized by all necessary corporate action by the Board of Directors and stockholder of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller and constitutes a valid and binding obligation, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

     Section 3.4. No Conflict or Violation. The execution, delivery and performance by Seller of this Agreement do not and will not violate or conflict with any provision of the Certificate or Articles of Incorporation or By-laws (or equivalent documents) of Seller and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition of any Lien upon any of the Seller Assets, nor will


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result in the cancellation, modification, revocation or suspension of any of the authorizations or approvals of Seller which are included in the Seller Assets.

     Section 3.5. Consents and Approvals. Schedule 3.5 sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder.

     Section 3.6. Financial Statements. The unaudited balance sheet of Seller (the "Balance Sheet") as of December 31, 2001 (the "Balance Sheet Date"), fairly presents the financial position of Seller as of the date thereof, and the related unaudited statement of income for the period ended on such date fairly presents the results of operations of Seller for the period indicated (collectively, the "Financial Statements"). The Financial Statements (a) present fairly the financial condition of the Seller Business as of such date, (b) are complete and correct in all material respects and were prepared in accordance with the books of account and records of Seller, (c) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by Seller for federal income tax purposes and
(d) reflect accurately in all material respects all accrued costs and expenses of Seller related to the Seller Business.

     Section 3.7. Absence of Certain Changes or Events. (a) Except as set forth in Schedule 3.7, since the Balance Sheet Date, there has not been:

               (i) any adverse change in the business, operations, properties, assets or condition (financial or other) of the Seller Business, or any event that has had or is reasonably likely to have a Material Adverse Effect, and no factor or condition exists and no event has occurred that would be likely to result in any such change;

               (ii) any material loss, damage, destruction or other casualty to the Seller Assets (whether or not insurance awards have been received or guaranteed); or

               (iii) any change in any method of accounting or accounting practice of Seller.

          (b) Since the Balance Sheet Date, Seller has operated the Seller Business in the ordinary course of business and consistent with past practice and, except as set forth in Schedule 3.7 hereto, has not:

               (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) relating to its operations, except in the ordinary course of business consistent with past practice;


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


               (ii) failed to discharge or satisfy any Encumbrance or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise) arising from the operation of the Seller Business, other than liabilities being contested in good faith and for which adequate reserves have been provided and Encumbrances arising in the ordinary course of business that do not, individually or in the aggregate, interfere materially with the use, operation or enjoyment of any of the Seller Assets;

               (iii) mortgaged, pledged or subjected to any Encumbrance any of the Seller Assets, except for Permitted Encumbrances;

               (iv) sold or transferred any of the assets of the Seller Business material to the Seller Business or canceled any debts or claims or waived any rights material to the Seller Business relating to the operations of the Seller Business, except in the ordinary course of business consistent with past practice;

               (v) except for licenses set forth on Schedule 3.11(c), disposed of, abandoned, transferred or encumbered any Intellectual Property;

               (vi) defaulted on any material obligation relating to the operations of the Seller Business;

               (vii) entered into any transaction material to the Seller Business or relating to the Seller Business, except in the ordinary course of business consistent with past practice;

               (viii) written down the value of any inventory or written off as uncollectible any Accounts Receivable specifically relating to the Seller Business or any portion thereof not reflected in the Balance Sheet;

               (ix) made any capital expenditure in excess of $20,000, or additions to property, plant and equipment used in the operations of the Seller Business other than ordinary repairs and maintenance;

               (x) laid off any employees; or

               (xi) entered into any agreement or made any commitment to do any of the foregoing.

     Section 3.8. Tax Matters. Except as set forth in Schedule 3.8, all material Tax Returns required to be filed (taking into account all validly filed extensions) on or before the Closing Date in respect of Seller have been filed, and Seller has paid, accrued or otherwise adequately reserved for the payment of all Taxes shown as due and payable on such Tax Returns.

     Section 3.9. Real Property. Schedule 3.9 contains a list of all leases, licenses, permits, subleases, and occupancy agreements, together with any amendments thereto, with respect to (i) all real property leased by Seller (whether as lessor or lessee and including those in the names of


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


nominees or other entities) and used or occupied in connection with the Seller Business, and (ii) all real property leased or subleased by Seller, as lessor or sublessor, to third parties.

     Section 3.10. Title to Assets. Seller has good title to the Seller Assets, free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller Assets are sufficient and adequate to carry on the Seller Business as conducted prior to the date hereof.

     Section 3.11. Intellectual Property. (a) Seller owns all right, title and interest in the Intellectual Property, which represents all intellectual property necessary to the conduct of the Seller Business as now conducted. To the knowledge of Seller, there are no conflicts with or infringements of any Intellectual Property by any third party other than the Blumenkranz Infringement. To the knowledge of Seller, the conduct of the Seller Business as currently conducted does not conflict with or infringe any proprietary right of any third party. Schedule 3.1l(a) sets forth a complete list of all applications, registrations and patents for Intellectual Property in the Seller's name in all jurisdictions ("Scheduled Intellectual Property"). All Scheduled Intellectual Property is registered or currently pending with the U.S. Patent and Trademark Office or the appropriate national trademark office and unexpired and all fees relating to the Scheduled Intellectual Property that are due on or prior to the effective date of this Agreement have been paid. Except as set forth in Schedule 3.11(a), no Scheduled Intellectual Property is the subject of any inter partes proceeding in any jurisdiction or any final office action or final refusal of registration. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property.

          (b) Schedule 3.11(b) sets forth a complete list of all agreements relating to Seller's use of the Intellectual Property or to the right of Seller to use the proprietary rights of any third party. Except as disclosed in
Schedule 3.11(b), Seller is not under any obligation to pay royalties or other payments in connection with use of any Intellectual Property or proprietary rights of any third party, is not restricted from assigning any of its rights in the Intellectual Property or under any agreement related thereto, and will not otherwise be, as a result of the execution and delivery of this Agreement or the performance of Seller's obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

          (c) Except as disclosed in Schedule 3.11(c), neither Seller nor any of its Affiliates has granted any right to any third party to use or exploit any of the Intellectual Property in any jurisdiction, which right has not expired or terminated on the date hereof. Except as set forth in Schedule 3.11(c), all rights in any of the Intellectual Property granted to third parties are or have been set forth in written and executed contracts that, to the knowledge of Seller, have not been breached in any material respect by said third parties.
Schedule 3.11(c) sets forth each agreement, contract or license under which the Seller has licensed any rights in any of the Intellectual Property to another Person (such agreements, contracts or licenses being referred to collectively as the "Licenses").

          (d) Except as set forth on Schedule 3.11(d), no claims, suits, actions or proceedings are pending or, to the knowledge of Seller, threatened, against or by Seller by or against any Person with respect to the ownership, validity, enforceability or use of any Intellectual Property or otherwise challenging or questioning the validity or effectiveness of any

Intellectual Property, except for any such claims that individually, or in the aggregate, have not had, and would not be reasonably expected to have, a Material Adverse Effect. Except as set forth on Schedule 3.11(d), no claims are pending or, to the knowledge of Seller, threatened, by or against the Seller against or by any Person in which such Person alleges that any activities or conduct of the Seller Business infringes upon the intellectual property rights of any Person or that any product packaging design infringes upon a proprietary packaging design of any Person, except for any such claims that individually, or in the aggregate, have not had, and would not be reasonably expected to have, a Material Adverse Effect.

          (e) No present or former employee, officer or director of Seller or any subsidiary, or agent or outside contractor of Seller, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

          (f) To Seller's knowledge, Seller's transmission, reproduction, use, display or modification (including framing and linking Web site content) or other practices infringe or violate any proprietary or other right of any other Person and, to Seller's knowledge, no claim relating to such infringement or violation is threatened or pending.

          (g) Except as set forth in Schedule 3.11(g), Seller owns or has the right to use, disclose and transfer, without the consent of any third party, all Seller Software, other than immaterial "off-the-shelf software," the failure of which to transfer would not have a Material Adverse Effect.

     Section 3.12. Compliance with Law. Except as set forth in Schedule 3.12, the operations of the Seller Business have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over Seller and its assets, properties and operations. Except as set forth in Schedule 3.12, Seller has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Seller Business or any of Seller's assets, properties or operations.

     Section 3.13. Litigation. Except as set forth in Schedule 3.13, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best knowledge of Seller, threatened, before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Seller or any of its officers, directors, and to the best of Seller's knowledge, employees, agents or Affiliates involving, affecting or relating to the Seller Business, the Seller Assets, or the transactions contemplated by this Agreement, nor is any basis known to Seller or its directors or officers for any such action, suit, proceeding or investigation. Schedule 3.13 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither the Seller Business nor the Seller Assets are subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, that affects or might affect the Seller Business or the Seller Assets, or that would or might interfere with the transactions contemplated by this Agreement.

     Section 3.14. Contracts. Each Assumed Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. Seller has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Assumed Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Except as set forth in Schedule 3.11(c), to the best knowledge of Seller, no other party to any Assumed Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Seller has delivered to the Buyer or its representatives true and complete originals or copies of all the Assumed Contracts.

     Section 3.15. Receivables. Except as set forth in Schedule 3.15, Accounts Receivable payable to or for the benefit of the Seller Business reflected on the Balance Sheet, or acquired by Seller after the date thereof and before the Closing Date have been collected or are (or will be) current and collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with prior practice) carried (or to be carried) on the books of the Seller, and are not subject to any counterclaims or set-offs.

     Section 3.16. Employee Plans. Except as set forth on Schedule 3.16, Seller has no Employee Benefit Plans.

     Section 3.17. Licensees. Except as set forth in Schedule 3.17, none of the licensees under the Licenses has, or to the best knowledge of Seller, intends to terminate or change significantly its relationship with the Seller Business.

     Section 3.18. Transactions with Directors, Officers and Affiliates. Except as set forth on Schedule 3.18, (a) since January 1, 2000, there have been no transactions between Seller and any director, officer, employee, stockholder or other Affiliate of Seller, (b) during the past three years none of the officers, directors or employees of Seller, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of Seller or has competed with or been engaged in any business of the kind being conducted by Seller, and (c) no Affiliate of Seller owns or has any rights in or to any of the assets, properties or rights used by the Seller Business in the ordinary course of its business.

     Section 3.19. Fleet Debt. As of the date hereof, the aggregate principal amount outstanding under the Note is $1,655,000.00 and accrued and unpaid interest thereon is $11,355.14, and there are no other monies owed under the Note.

     Section 3.20. Accuracy of Information. None of Seller's representations, warranties or statements contained in this Agreement, or in the Exhibits hereto, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading.

     Section 3.21. Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Seller at the Closing as if made at such time and shall survive the Closing notwithstanding any investigation on the part of Buyer for a period terminating 12 months after the Closing Date, provided, however, that the representations and warranties set forth in Section 3.8 and Section 3.12 shall survive the applicable statute of limitations. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.


                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     Section 4.1. Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

     Section 4.2. Qualification to Do Business. Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse affect on the business, operations, assets, properties, condition (financial or otherwise) or prospects of Buyer.

     Section 4.3. Authorization and Validity of Agreement. Buyer has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the performance of the Buyer's obligations hereunder have been duly authorized by all necessary corporate action by Buyer, and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buyer and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

     Section 4.4. No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement does not and will not violate or conflict with any provision of the Certificate of Incorporation and the By-laws of the Buyer and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject.

     Section 4.5. Approvals and Consents. Except for such consents, approvals and filings, the failure of which to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby, the execution, delivery and performance of this Agreement on behalf of the Buyer does not require the consent or approval of, or filing with, any government, governmental body or agency or other entity or Person.

     Section 4.6. Status of the Shares. All of the Shares will be duly authorized at the Closing and when issued at the Closing in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

     Other than as specifically set forth in this Agreement, Buyer makes no representation or warranty.


                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

     Section 5.1. Taxes. (a) Any sales, use or transfer taxes payable by reason of the sale and transfer of any of the Seller Assets hereunder ("Transfer Taxes") shall be borne by Seller.

          (b) Seller agrees to timely file all Returns relating to the Transfer Taxes referred to in subsection (a) above, after the review and consent of Buyer, such consent not to be unreasonably withheld, and shall timely remit on behalf of itself and Buyer all such Taxes.

          (c) Buyer and Seller hereby agree that of the Purchase Price, (i) $500 shall be allocated to the tangible personal property including, without limitation, furniture, office and computer equipment included in the Seller Assets and (ii) the balance shall be allocated to the Assumed Contracts, goodwill and any other intangible assets included in the Seller Assets. Each of Buyer and Seller further agree to file its federal income tax returns and its other tax returns reflecting such allocation and neither party shall, for tax or other purposes, take any position respecting the allocation of the Purchase Price that is inconsistent with such allocation.

          (d) As soon as practicable following the Closing, Seller shall extinguish its liabilities and distribute and assign all of its remaining assets to its stockholder pursuant to this Agreement in accordance with Section 354(b)(1)(B) of the Code.

     Section 5.2. Further Action; Post Closing Matters. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its reasonable efforts to deliver or cause to be delivered after the Closing Date such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby including, without limitation, the following:

          (a) Seller shall promptly forward to Buyer, duly endorsed, any checks received by Seller in connection with the Seller Business and shall deliver to Buyer, with interest thereon, if any, any funds received by Seller after the Closing Date as a result of Seller's depositing any such checks into Seller's own account. Furthermore, Seller shall also deliver to

Buyer, with interest thereon, if any, any funds received by Seller after the Closing Date in connection with the Seller Business by means of electronic wire transfer or otherwise; and

          (b) Seller shall file all domestic and foreign trademark assignments required to be filed by it in connection with the transactions contemplated hereunder but not filed as of the date hereof.

     Section 5.3. Bulk Sales Compliance. Buyer hereby waives compliance by Seller with any applicable laws relating to bulk transfers in connection with the transactions contemplated hereby. Seller shall indemnify Buyer with respect to any failure to comply with such bulk transfer laws.

     Section 5.4. Assignment of Contracts and Warranties. Notwithstanding anything contained herein to the contrary, to the extent that any of the Assumed Contracts are non-assignable or non-transferable to Buyer, or non-assignable or non-transferable without the consent of a third party, or shall be subject to any option in any third party by virtue of a request for permission to assign or transfer by reason of or pursuant to this Agreement or the transactions contemplated hereby, this Agreement shall not constitute a contract to assign or transfer the same if an attempted assignment or transfer would (i) constitute a breach thereof or (ii) create rights in others not desired by Buyer, and with respect to Assumed Contracts that cannot be assigned to Buyer on the Closing Date, the performance obligations of Seller thereunder shall, unless not permitted by such Assumed Contract, be deemed to be subleased or subcontracted to Buyer until such Assumed Contract has been assigned. Seller and Buyer shall
(1) use reasonable efforts to obtain all necessary consents and (2) cooperate with each other in any arrangement designed to provide to Buyer the benefits (including the exercise of rights) under any such Assumed Contracts, including enforcement for the benefit of Buyer (and at Seller's expense) of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise; provided, however, that Seller shall not be obligated to pay more than de minimis monies or to commence a legal action unless at the request and at the expense of Buyer. Seller shall (A) hold all monies paid thereunder in trust for the account of Buyer and (B) remit all such money without set-off of any kind whatsoever to Buyer as promptly as possible. Buyer shall indemnify and hold harmless Seller with respect to any obligations or liabilities under or respect to any of such Assumed Contracts.

     Section 5.5. Intellectual Property. Seller will not use, seek to register, register or authorize others to use, seek to register or register the Intellectual Property included in the Seller Assets or any other intellectual property substantially or confusingly similar thereto anywhere in the world and will not challenge Buyer's right to use, seek to register or register such Intellectual Property anywhere in the world.

     Section 5.6. Cessation of Use of the Name "Stanley Blacker". From the date hereof, Seller shall not use the name "Stanley Blacker" or any words or names confusingly similar to the name "Stanley Blacker" in connection with any activities or businesses. Within 30 days from the date hereof, Seller shall take all necessary action, including the filing of any documents required to be filed with any Governmental Authority to effect a change of its corporate name from

"Stanley Blacker" to another name not including either "Stanley" or "Blacker" or words confusingly similar.

     Section 5.7. Books and Records. For a period of three years from the Closing Date, and upon reasonable notice, Buyer shall allow Seller and its agents access to the Seller Assets during normal business hours at Buyer's principal places of business or at any locations where such records are stored and Seller shall have the right at its own expense, to make copies of any records and files included in the Seller Assets; provided that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's business.


                                   ARTICLE VI.
                                 INDEMNIFICATION

     Section 6.1. Indemnification by Seller. Notwithstanding the Closing or the delivery of the Seller Assets and regardless of any investigation at any time made by or on behalf of Buyer or of any knowledge or information that Buyer may have, Seller shall indemnify and fully defend, save and hold Buyer and its Affiliates, directors, officers and employees (the "Buyer Indemnitees") harmless if any Buyer Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees incurred by the Buyer Indemnitees in any action or proceeding between Seller and the Buyer Indemnitees or between the Buyer Indemnitees and any third party or otherwise), deficiency, interest, penalty, imposition, assessment or fine (collectively, "Buyer Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any and all the Seller Events of Breach; provided, however, that (i) Seller shall have no liability to indemnify Buyer Indemnitees in respect of Buyer Losses unless and until the aggregate amount of Buyer Losses incurred by Buyer Indemnitees exceeds $12,500 (the "Deductible"), at which time Seller shall be liable to indemnify Buyer Indemnitees for the full amount of such Buyer Losses to the extent they exceed the Deductible and (ii) Seller's maximum aggregate liability in respect to all Buyer Losses shall not exceed an amount equal to the Purchase Price. As used herein, "Seller Event of Breach" shall be and mean any one or more of the following:

          (a) any breach of a representation or warranty made by Seller;

          (b) any failure of Seller duly to perform or observe any term, provision, covenant or agreement contained herein on the part of Seller to be performed or observed; or

          (c) any claim or cause of action by any party against any Buyer Indemnitee, with respect to the Seller Assets, the Excluded Liabilities or the Excluded Assets or the ownership or use of the Seller Assets by Seller prior to the Closing Date.

     Section 6.2. Sy Syms Guaranty. Sy Syms ("Syms") hereby represents and warrants that all of the outstanding capital stock of Seller is owned by The Sy Syms Revocable Living Trust, of which Syms is the sole trustee. Syms hereby unconditionally guarantees to Buyer the payment of any amounts which shall become due pursuant to the provisions of Section 6.1 above. Syms hereby acknowledges and agrees that this is an unconditional and absolute guaranty of payment and not a guaranty of collection, and if for any reasons any Buyer Losses shall not be paid in full when the same become due and payable, Syms undertakes to perform or cause to be paid forthwith such amounts to Buyer, regardless of whether Buyer or anyone on its behalf shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Buyer or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of this Agreement or at law or in equity. Syms hereby unconditionally: (i) waives any requirement that Buyer, in the event of any default by Buyer, first make demand upon, or seek to enforce remedies against, Syms or any other person before demanding payment under or seeking to enforce this guaranty; (ii) covenants that this guaranty will not be discharged except by payment in full of any Buyer Losses, subject to the terms and provisions of this Agreement; (iii) waives diligence, presentment and protest with respect to, and any notice of default in the payment of any amount at any time payable by Syms under or in connection with, any Buyer Losses; and (iv) waives all suretyship defenses.

     Section 6.3. Indemnification by Buyer. Notwithstanding the Closing or the delivery of the Seller Assets and regardless of any knowledge or information that Seller may have, Buyer shall indemnify and agree to fully defend, save and hold Seller and its Affiliates, directors, officers, shareholders and employees (the "Seller Indemnitees"), harmless if any Seller Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees incurred by the Seller Indemnitees in any action or proceeding between Buyer and the Seller Indemnitees or between the Seller Indemnitees and any third party or otherwise), deficiency, interest, penalty, imposition, assessment or fine (collectively, "Seller Losses") arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Buyer Events of Breach. As used herein, "Buyer Events of Breach" shall be construed to be and mean any one or more of the following:

          (a) any breach of a representation or warranty made by Buyer;

          (b) any failure of Buyer duly to perform or observe any term, provision, covenant or agreement contained herein on the part of Buyer to be performed or observed after the Closing Date; or

          (c) any claim or cause of action by any party against any Seller Indemnitee with respect to the Assumed Liabilities, the ownership or use of the Seller Assets from and after the Closing Date or the payment of the Fleet Debt.


                                  ARTICLE VII.
                    DELIVERIES BY BUYER TO SELLER AT CLOSING

     Concurrently with the execution and delivery of this Agreement on the Closing Date, the following shall have been satisfied or waived by Seller:

     Section 7.1. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other Person required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

     Section 7.2. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

     Section 7.3. Purchase Price. Buyer shall have delivered the Purchase Price in accordance with Section 2.5.

     Section 7.4. Buyer Closing Documents. Buyer shall have delivered to Seller an Assignment and Assumption of Contracts, dated as of the date hereof, between Buyer and Seller (the "Assignment and Assumption"), and such other instruments of assignment that are necessary to evidence the assumption by Buyer of the Assumed Liabilities.

     Section 7.5. Legal Matters. All certificates, instruments and other documents required to be executed or delivered on behalf of Buyer under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of Buyer in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Seller.


                                 ARTICLE VIII.
                    DELIVERIES BY SELLER TO BUYER AT CLOSING

     Concurrently with the execution and delivery of this Agreement on the Closing Date, the following shall have been satisfied or waived by Buyer:

     Section 8.1. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

     Section 8.2. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

     Section 8.3. No Material Adverse Change. During the period from the Balance Sheet Date to the Closing Date, there shall not have been any material adverse change in the assets, business, results of operations or financial condition of the Seller Business.

     Section 8.4. Seller Closing Documents. Seller shall have delivered to Buyer the following documents:

          (a) the files and records forming a part of the Seller Assets;

          (b) a Bill of Sale by Seller to Buyer, the Assignment and Assumption and such other instruments of conveyance that are necessary to effect the purchase and sale of the Seller Assets;

          (c) copies of the consents, waivers and approvals specified on
Schedule 3.5;

          (d) such other documents relating to the transactions contemplated by this Agreement as the Buyer reasonably requests; and

          (e) physical possession and control of the Seller Assets.

     Section 8.5. Legal Matters. All certificates, instruments and other documents required to be executed or delivered by or on behalf of Seller under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of Seller in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Buyer.


                                  ARTICLE IX.
                                   THE SHARES

     Section 9.1. Legend. Seller represents that it understands and agrees that, unless and until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 promulgated under the Securities Act, each certificate or other document evidencing any of the Shares shall be endorsed with a legend substantially in the form set forth below:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL (WITH SUCH COUNSEL AND OPINION TO BE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

     Section 9.2. Removal of Legend. At the request of Seller, Buyer shall remove the foregoing legend if Seller shall have obtained an opinion of counsel (which counsel may be counsel to Buyer) reasonably satisfactory to Buyer to the effect that the Shares proposed to be transferred may lawfully be disposed without registration, qualification or legend.

                                   ARTICLE X.
                               GENERAL PROVISIONS

     Section 10.1. Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 10.2. Notices. All notices, requests, claims, demands and other. communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

          (a) if to Seller:

              Stanley Blacker, Inc.
              One Syms Way
              Secaucus, NJ 07094
              Attention: Mr. Sy Syms
              Telecopier: (201) 902-9874
              Telephone: (201) 902-9600

          (b) if to Buyer:

              SYMS Corp
              One Syms Way
              Secaucus, NJ 07094
              Attention: Chief Executive Officer
              Telecopier: (201) 902-9874
              Telephone: (201) 902-9600

     Section 10.3. Public Announcements. Buyer and Seller shall use reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, unless otherwise required by applicable law or by obligation pursuant to any listing agreement with or rules of any securities exchange. Except as otherwise provided in this Section 10.3 or required by Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby, or use the name of any other party hereto in any public announcement, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

     Section 10.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     Section 10.6. Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral between Buyer and Seller with respect to the subject matter hereof and except as otherwise expressly provided herein.

     Section 10.7. Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior consent of each other parties hereto. Notwithstanding the foregoing, any party assigning its rights or obligations hereunder shall remain liable for all of its respective obligations under this Agreement. Subject to the preceding, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and no other Person shall have any right, obligation or benefit hereunder.

     Section 10.8. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 10.9. Waivers and Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

     Section 10.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


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


     Section 10.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

     Section 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



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                                      -23-

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the date first written above by their respective officers.

                                    SELLER

                                    STANLEY BLACKER, INC.


                                    By:     s/ SY SYMS
                                       --------------------------------
                                       Name:  Sy Syms
                                       Title: Chairman


                                    BUYER

                                    SYMS CORP

                                    By:    s/ MARCY SYMS
                                       --------------------------------
                                       Name:  Marcy Syms
                                       Title: Chief Executive Officer

Acknowledged and Agreed
as of the date first above written
solely with respect to Section 6.2:

    s/ SY SYMS
-------------------------------------
Sy Syms


                                      -24-